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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
QAD Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-66610, 333-48381 and 333-35367) on Form S-8 of QAD Inc. of our reports dated April 15, 2005, with respect to the consolidated balance sheets of QAD Inc. as of January 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended January 31, 2005, and the related financial statement schedule II, management's assessment of the effectiveness of internal control over financial reporting as of January 31, 2005 and the effectiveness of internal control over financial reporting as of January 31, 2005, which reports appear in the January 31, 2005 Annual Report on Form 10-K of QAD Inc.

                      /s/ KPMG LLP

Los Angeles, California
April 15, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM